Exhibit (p)(1)

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUND II

GATEWAY TRUST

NATIXIS ETF TRUST

POWER OF ATTORNEY

Effective December 10, 2018, we, the undersigned, hereby constitute John M. Loder, Russell Kane, Kirk Johnson and Michael Kardok, each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which we are now or hereafter a Director or Trustee and to register the shares of such companies and generally to do all such things in our names and on our behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys and any and all registration statements and amendments thereto.

Witness our hands on the 5th day of December, 2018.

/s/ Kenneth A. Drucker	/s/ James P. Palermo
Kenneth A. Drucker	James P. Palermo

/s/ Edmond J. English	/s/ Erik R. Sirri
Edmond J. English	Erik R. Sirri

/s/ Richard A. Goglia	/s/ Peter J. Smail
Richard A. Goglia	Peter J. Smail

/s/ Wendell J. Knox	/s/ Cynthia L. Walker
Wendell J. Knox	Cynthia L. Walker

/s/ Martin T. Meehan	/s/ Kevin P. Charleston
Martin T. Meehan	Kevin P. Charleston

/s/ Maureen B. Mitchell	/s/ David L. Giunta
Maureen B. Mitchell	David L. Giunta

[This document may be executed in one or more counterparts.]